U. S. Department of Justice

United States Attorney
Eastern District of Texas

101 East Park Blvd., Suite 500
Plano, Texas 75074

Commercial/FTS
(972) 509-1201
Fax (972) 509-1209

September 9, 2013

James T. Jacks
Patton Boggs, LLP
2000 McKinney Ave., Suite 1700
Dallas, TX. 75201

Re: Non-Prosecution Agreement

Dear Mr. Jacks:

The United States Attorney's Office for the Eastern District of Texas ("the EDTX") has been investigating allegations that ADA-ES, Inc. and ADA Environmental Solutions, LLC. (collectively "ADA") misappropriated trade secrets with regard to the manufacture of activated carbon in order to achieve a profitable return on the sale of activated carbon, which, if proven, may violate 18 U.S.C. §§ 371 (conspiracy), 1341 (mail fraud), 1343 (wire fraud), 1349 (conspiracy), 1832 (theft of trade secrets), and 2314 (interstate transportation of stolen property). ADA has fully cooperated in the EDTX's investigation. The parties have agreed that this Non-Prosecution Agreement is the appropriate resolution of the investigation of ADA. The parties agree as follows:

1. The EDTX will not bring any criminal, civil, or administrative action against ADA and its current or former employees, agents, officers, and directors with respect to or relating to violations of 18 U.S.C. §§ 371 (conspiracy), 1341 (mail fraud), 1343 (wire fraud), 1349 (conspiracy), 1832 (theft of trade secrets), and 2314 (interstate transportation of stolen property). This agreement only applies to conduct that occurred prior to the execution of this agreement, and specifically excepts tax violations. The EDTX agrees that its investigation of ADA and its current or former employees (including officers and directors) and agents with respect to or relating to the charges described above will end upon the execution of this agreement. For purposes of paragraphs 1 and 2 herein, "ADA" includes ADA-ES, Inc., and ADA Environmental Solutions, LLC., and any of their direct and indirect subsidiaries.

2. The parties agree that nothing in this agreement is, or should be in any way construed as, an acknowledgment of any civil liability or criminal culpability on the part of ADA or any of its current or former directors, officers, management, employees, or agents.

3. The parties agree that prior to 2009, ADA inappropriately maintained confidential information that had been provided to it by another company. ADA did not adequately protect the confidentiality of this information by sharing it and storing it in a manner that was contrary to the terms by which this information was provided to ADA. Since that time, and prior to be being notified of this investigation, ADA has employed general counsel, trained all of its employees in the appropriate use and protection of confidential information, provided yearly training to its employees, and provides compliance checks designed to ensure that proper safeguards are in place to protect confidential information.

4. ADA will continue with its training programs and compliance checks designed to ensure that confidential information is appropriately safeguarded. Within seven days of each of June 30, 2014, and June 30, 2015, ADA will provide a report of its training and compliance efforts, including an estimate of the percentage of its employees who have received such training, to the undersigned Assistant United States Attorney.

5. ADA will comply with all terms and conditions contained in the confidential settlement agreement dated August 29, 2011, the material terms of which were disclosed by ADA in a Form 8-K filed with the Securities and Exchange Commission on August 30, 2011.

6. This agreement shall remain in effect for 24 months from the day this agreement is executed.

7. In the event that ADA breaches this agreement, the EDTX may, at its discretion, file civil and/or criminal charges against ADA relating to the conduct described herein.

8. This agreement does not bind any federal, state, or local prosecuting authority other than the EDTX, and the terms of this agreement will be enforceable in the United States District Court for the Eastern District of Texas.

9. The parties may, each at their discretion, publicly disclose this agreement.

10. This agreement supersedes all prior understandings, promises and/or conditions, if any, between the EDTX and ADA. No additional promises, agreements, and conditions have been entered into other than those set forth in this agreement. This agreement may be amended only in writing and when signed by all parties.

Sincerely,

JOHN M. BALES
United States Attorney

Shamoil T. Shipchandler
Assistant United States Attorney

Agreed:

Michael D. Durham
Chief Executive Officer
ADA-ES, Inc.

James T. Jacks
Counsel for ADA-ES, Inc.

Dated: September 11, 2013